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Brookdale Comments on Land & Buildings Letter

Nashville, Tenn., July 16, 2019 – Brookdale Senior Living Inc. (NYSE: BKD) ("Brookdale" or the "Company") today issued the following statement:

At Brookdale, we appreciate and value constructive feedback from investors, and remain open to engaging with all of our shareholders, including Land & Buildings. Members of the Company’s Board of Directors and senior management team have held numerous discussions with Land & Buildings over the last several years. In July 2017, at the recommendation of Land & Buildings, Brookdale appointed Marcus Bromley, a candidate with substantial real estate experience, as an independent director and a member of the Audit Committee and the Investment Committee of the Board.

Investment Committee Actions

As announced earlier this year, the three-member Investment Committee carefully evaluated the potential of separating all, or a portion, of the Company's real estate from our operations into a new public REIT structure, commonly referred to as an OpCo/PropCo transaction. The Investment Committee, which includes two independent directors appointed to the Board as a result of shareholder recommendations, undertook this review, with the assistance of a leading independent advisory firm recommended by Land & Buildings, with an open mind and a mandate to determine whether a range of potential OpCo/PropCo structures could unlock value for Brookdale shareholders. Based on this review, and as discussed in our February 2019 earnings call, we determined, at the unanimous recommendation of the Investment Committee and with the agreement of the advisory firm, that undertaking an OpCo/PropCo transaction would be unlikely to generate additional value for Brookdale shareholders. Brookdale determined that a separation would result in an operating company with uncertain viability and a single-operator PropCo REIT that is unlikely to trade well in the market, due to key structural deficiencies.

Operational and Governance Actions

We are committed to continually improving our performance and corporate governance, and working to drive long-term, sustainable shareholder value.

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The Company’s business and operating performance has improved, and we are providing quality service and care to residents and patients. We appointed Cindy Baier as President and Chief Executive Officer, as well as appointed two additional new independent directors to the Board with deep financial, health care and executive experience. Under this new team’s leadership, Brookdale’s turnaround strategy is driving results and the Company recently delivered solid first quarter 2019 earnings.

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The Board has undergone substantial refreshment in recent years. Following the 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”) only one of our directors will have more than five years of tenure.

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In 2018, following discussions with Brookdale shareholders, the Board unanimously decided to phase out the classified Board structure beginning at the 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”), which was approved by shareholders. The Board subsequently recommended that this process of declassification be accelerated, after considering further input from shareholders earlier this year. As a result, at the 2019 Annual Meeting, Brookdale will be recommending that shareholders approve an amendment to its Certificate of Incorporation so that this year’s nominees will be elected for one-year terms. By the 2021 Annual Meeting of Shareholders, each Brookdale director will be elected annually, and if the accelerated declassification amendment is approved by shareholders, a majority of the Board will be up for election at the 2020 Annual Meeting of Shareholders.

•	The Board recommended and successfully passed an amendment at the 2018 Annual Meeting of Shareholders to reduce the voting standard for removal of directors by shareholders.

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In May 2019, the Board of Directors approved two additional corporate governance enhancements to amend the Company’s bylaws to implement proxy access and adopt a majority voting standard in uncontested elections of directors, the latter of which is subject to shareholder approval at the 2019 Annual Meeting.

Consistent with established processes, Brookdale’s Nominating and Corporate Governance Committee will continue to evaluate Land & Buildings’ nominees and make a recommendation to the Board in due course. The entire Nominating and Corporate Governance Committee has previously met with Mr. Litt and is in the process of reviewing background information on Land & Buildings' nominees. Brookdale shareholders do not need to take any action at this time.

About Brookdale Senior Living

Brookdale Senior Living Inc. is the leading operator of senior living communities throughout the United States. The Company is committed to providing senior living solutions primarily within properties that are designed, purpose-built, and operated to provide the highest-quality service, care, and living accommodations for residents. Brookdale operates and manages independent living, assisted living, memory care, and continuing care retirement communities, with 844 communities in 45 states and the ability to serve approximately 80,000 residents and 20,000 patients as of March 31, 2019. The Company also offers a range of home health, hospice, and outpatient therapy services. Brookdale's stock is traded on the New York Stock Exchange under the ticker symbol BKD.

Safe Harbor

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to various risks and uncertainties and include all statements that are not historical statements of fact and those regarding our intent, belief or expectations, including, but not limited to, statements relating to the execution on our strategic objectives. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “could,” “would,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “project,” “predict,” “continue,” “plan,” “target” or other similar words or expressions. These forward looking statements are based on certain assumptions and expectations, and our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although we believe that expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and actual results and performance could differ materially from those projected. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, events which adversely affect the ability of seniors to afford resident fees and entrance fees, including downturns in the economy, national or local housing markets, consumer confidence or the equity markets and unemployment among family members; changes in reimbursement rates, methods or timing under governmental reimbursement programs including the Medicare and Medicaid programs; the impact of ongoing healthcare reform efforts; the effects of continued new senior housing construction and development, oversupply and increased competition; disruptions in the financial markets that affect the Company’s ability to obtain financing or extend or refinance debt as it matures and the Company’s financing costs; the risks associated with current global economic conditions and general economic factors such as inflation, the consumer price index, commodity costs, fuel and other energy costs, interest rates and tax rates; the Company’s ability to generate sufficient cash flow to cover required interest and long-term lease payments and to fund its planned capital projects; the effect of the Company’s indebtedness and long-term leases on its liquidity; the effect of the Company’s non-compliance with any of its debt or lease agreements (including the financial covenants contained therein), including the risk of lenders or lessors declaring a cross default in the event of the Company’s non-compliance with any such agreements and the risk of loss of the Company’s property securing leases and indebtedness due to any resulting lease terminations and foreclosure actions; the effect of the Company’s borrowing base calculations and the Company’s consolidated fixed charge coverage ratio on availability under its revolving credit facility; increased competition for or a shortage of personnel, wage pressures resulting from increased competition, low unemployment levels, minimum wage increases and changes in overtime laws, and union activity; failure to maintain the security and functionality of the Company’s information systems or to prevent a cybersecurity attack or breach; the Company’s ability to complete pending or expected disposition or other transactions on agreed upon terms or at all, including in respect of the satisfaction of closing conditions, the risk that regulatory approvals are not obtained or are subject to unanticipated conditions, and uncertainties as to the timing of closing, and the Company’s ability to identify and pursue any such opportunities in the future; the Company’s ability to obtain additional capital on terms acceptable to it; the Company’s ability to complete its capital expenditures in accordance with its plans; the Company’s ability to identify and pursue development, investment and acquisition opportunities and its ability to successfully integrate acquisitions; competition for the acquisition of assets; delays in obtaining regulatory approvals; risks associated with the lifecare benefits offered to residents of certain of the Company’s entrance fee CCRCs; terminations, early or otherwise, or non-renewal of management agreements; conditions of housing markets, regulatory changes and acts of nature in geographic areas where the Company is concentrated; terminations of the Company’s resident agreements and vacancies in the living spaces it leases; departures of key officers and potential disruption caused by changes in management; risks related to the implementation of the Company’s strategy, including initiatives undertaken to execute on its strategic priorities and their effect on the Company’s results; actions of activist stockholders; market conditions and capital allocation decisions that may influence the Company’s determination from time to time whether to purchase any shares under its existing share repurchase program and the Company’s ability to fund any repurchases; the Company’s ability to maintain consistent quality control; a decrease in the overall demand for senior housing; environmental contamination at any of the Company’s communities; failure to comply with existing environmental laws; an adverse determination or resolution of complaints filed against the Company; the cost and difficulty of complying with increasing and evolving regulation; costs to respond to, and adverse determinations resulting from, government reviews, audits and investigations; unanticipated costs to comply with legislative or regulatory developments; as well as other risks detailed from time to time in our filings with the Securities and Exchange Commission (the “SEC”), including those contained in the Company’s Annual Report on Form10-K and Quarterly Reports on Form 10-Q. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management’s views as of the date of this press release. The Company cannot guarantee future results, levels of activity, performance or achievements, and it expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Important Additional Information and Where to Find It

The Company, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the 2019 Annual Meeting. The Company plans to file a proxy statement with the SEC in connection with the solicitation of proxies for the 2019 Annual Meeting (the “2019 Proxy Statement”), together with a WHITE proxy card. STOCKHOLDERS ARE URGED TO READ THE 2019 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of these potential participants, none of whom owns in excess of one percent (1%) of the Company’s shares, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2019 Proxy Statement and other materials to be filed with the SEC in connection with the 2019 Annual Meeting. Information relating to the foregoing can also be found in the Company’s Amendment No. 1 to its Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on April 29, 2019 (the “10-K/A”). To the extent holdings of the Company’s securities by such potential participants (or the identity of such participants) have changed since the information printed in the 10-K/A, such information has been or will be reflected on Statements of Ownership and Change in Ownership on Forms 3 and 4 filed with the SEC.

Stockholders will be able to obtain, free of charge, copies of the 2019 Proxy Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the Company with the SEC in connection with the 2019 Annual Meeting at the SEC’s website (http://www.sec.gov), at the Company’s website (http://www.brookdale.com/investor) or by contacting Chad C. White by phone at (615) 221-2250, by email at cwhite@brookdale.com or by mail at Brookdale Senior Living Inc., Attention: Chad C. White, Executive Vice President, General Counsel and Secretary, 111 Westwood Place, Suite 400, Brentwood, Tennessee 37027.

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Contacts
Brookdale Senior Living Inc.
Investor Relations:     (615) 564-8104            Media: (615) 564-8225
Kathy MacDonald     kathy.macdonald@brookdale.com    Julie K. Davis jkdavis@brookdale.com